UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Core Laboratories N.V.

(Name of Registrant as Specified In Its Charter)

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CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

Notice of Special Meeting of Shareholders
To Be Held on January 29, 2009

Dear Shareholder:
          You are cordially invited to attend a special shareholders meeting to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on January 29, 2009 at 10:30 a.m., local time, for the following purposes as proposed by the Board of Supervisory Directors:
1.	To authorize the Management Board to repurchase up to 25.6% of our issued share capital from time to time for an 18-month period from the date of the extraordinary meeting until July 29, 2010 as follows:
a.	our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and

b.	our shareholders will be asked to authorize our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares pursuant to its 0.25% Senior Exchangeable Notes (the “Senior Exchangeable Notes”) when they become due or pursuant to a warrant we sold to Lehman Brothers OTC Derivatives Inc. (“Lehman OTC”); and
2.	To transact such other business as may properly come before the special meeting or any adjournment thereof.
          We are holding the special meeting to allow our shareholders to approve a resolution which will enable our company to repurchase additional common shares pursuant to our ongoing Share Repurchase Program. Earlier this year, we received shareholder approval to repurchase 10% of our outstanding shares at our annual meeting held on May 28, 2008 in Amsterdam. In 2008, through December 12, 2008, we repurchased approximately 288,514 of our common shares. After including these repurchases, we need to seek additional shareholder approval to continue our Share Repurchase Program. We believe that it is in the best interest of our Company and shareholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. Further, by increasing the authorization to 25.6% from 10%, the Company will have the ability to continue to repurchase its common shares in order to satisfy the obligation it may have to deliver its common shares to the holders of the Senior Exchangeable Notes when they come due or pursuant to a warrant we sold to Lehman OTC.
          Pursuant to a recent change in Dutch law and subject to certain Dutch statutory provisions and shareholder authorization, we and our subsidiaries are now allowed to repurchase more than 10% and up to 50% of our issued share capital, instead of a maximum of 10% of our issued share capital before the change in law. We are asking our shareholders to authorize the Management Board to repurchase up to 25.6% of our issued share capital from time to time for an 18-month period from the date of the extraordinary meeting until  July 29, 2010. The affirmative vote of the majority of the votes cast at the extraordinary meeting is required to authorize the Management Board to repurchase up to 25.6% of our issued share capital from time to time for an 18-month period from the date of the extraordinary meeting.

          This Notice of Special Meeting of Shareholders, our proxy statement and proxy card are available on the Internet at www.proxydoc.com/clb or www.corelab.com/proxy.
          It is important that your shares be represented at the special meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy card promptly. If you are present at the special meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Supervisory Directors,

Jacobus Schouten Supervisory Director
December     , 2008
Amsterdam, The Netherlands

CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 29, 2009
WHY HAVE I RECEIVED THESE MATERIALS?
     This proxy statement and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. (“Core” or the “Company”) for use at our Special Meeting of Stockholders to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on January 29, 2009 at 10:30 a.m., local time for the purpose of voting on the proposal described in this proxy statement.
WHAT AM I VOTING ON?
     You will be voting on the following:
•	To authorize the Management Board to repurchase up to 25.6% of our issued capital from time to time for an 18-month period from the date of the extraordinary meeting until July 29, 2010 as follows:
a.	our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and

b.	our shareholders will be asked to authorize our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares to the holders of the Senior Exchangeable Notes when they become due or pursuant to a warrant we sold to Lehman OTC; and
•	To transact such other business as may properly come before the special meeting or any adjournment thereof.
WHO IS ENTITLED TO VOTE?
     If you hold common shares at the close of business in New York City on December 24, 2008, the record date for the determination of shareholders, you are entitled to notice of and to vote at our special meeting. At the close of business on December 24, 2008, there were                                  common shares outstanding, each of which is entitled to one vote. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the special meeting.
HOW DO I VOTE BEFORE THE MEETING?
     If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer and Trust Company, you can vote by mail, by completing, signing and returning the accompanying proxy card.
     If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Please follow the directions that your bank or broker provides.
MAY I VOTE AT THE MEETING?

     You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.
CAN I CHANGE MY MIND AFTER I VOTE?
     You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the special meeting.
WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
     Proxies that are signed and returned but do not contain instructions will be voted “FOR” all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.
WHAT VOTE IS REQUIRED?
     Under Dutch law and our articles of association, there is no specific quorum requirement for our special meeting and the affirmative vote of a majority of votes cast is required to approve each of the proposals proposed by the Supervisory Board. In addition, Dutch law and our articles of association provide that common shares abstaining from voting will count as shares present at the special meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the special meeting or for the purpose of determining the number of votes cast. A “broker non-vote” occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange, or “NYSE.”
WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?
     We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Georgeson Shareholder Communications to assist in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Georgeson may provide advisory services as requested pertaining to the solicitation of proxies.

CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

PROXY STATEMENT

Solicitation and Revocation Of Proxies
     The accompanying proxy is being solicited by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for use at the special meeting of our shareholders to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on January 29, 2009, at 10:30 a.m. local time. If the accompanying proxy card is properly executed and returned, the shares it represents will be voted at the special meeting in accordance with the directions noted on the card, or, if no directions are indicated, it will be voted in favor of the proposal described in this proxy statement. Any shareholder giving a proxy has the power to revoke it (1) by giving oral or written notice to our corporate Secretary at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the special meeting. We have retained Georgeson Shareholder Communications to assist in the solicitation of proxies. We estimate that the cost of these services will be approximately $10,000. In addition, certain members of the Supervisory Board, officers and regular employees of our company may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. Core Laboratories will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares.
     At the close of business in New York City on December 24, 2008, the record date for the determination of shareholders entitled to notice of and to vote at our special meeting, there were                        common shares outstanding, each of which is entitled to one vote. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the special meeting. Under Dutch law, there is no specific quorum requirement for our special meeting. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the special meeting.
     This proxy statement and the accompanying proxy card will be mailed to shareholders on or about January 7, 2009.
Security Ownership by Certain Beneficial Owners and Management
     The table below sets forth certain information, as of December 24, 2008, with respect to the common shares beneficially owned by:
•	each person known to us to own beneficially five percent or more of our outstanding common shares;

•	each Supervisory Director;

•	each of our executive officers; and

•	all Supervisory Directors and executive officers as a group.

	Number of Common	Percentage of
	Shares Beneficially	Common Shares
Name of Beneficial Owner (1)	Owned	Outstanding (2)
Clearbridge Advisors, LLC (3)	3,268,861
Capital World Investors (4)	1,197,700
David M. Demshur	525,246
Richard L. Bergmark	198,975	*
Monty L. Davis	166,273	*
Mark F. Elvig	486	*
Joseph R. Perna	52,900	*
D. John Ogren	50,000	*
Rene R. Joyce	28,000	*
Alexander Vriesendorp	943	*
Michael C. Kearney	6,016	*
Jacobus Schouten	—	—
All Supervisory Directors and executive officers as a group	1,081,739

*	Represents less than 1%.

(1)	Unless otherwise indicated, each executive officer and director has sole voting power and investment power with respect to the common shares listed.

(2)	Based on common shares issued and outstanding as of December 24, 2008.

(3)	Based upon an Amendment No. 2 to Schedule 13G/A filed with the SEC on February 14, 2008, (i) ClearBridge Advisors, LLC has shared voting power with respect to 2,954,292 shares and shared dispositive power with respect to 3,200,761 shares; and (ii) Smith Barney Fund Management LLC has shared voting and share dispositive power with respect to 68,100 shares.

(4)	Based upon Schedule 13G filed with the SEC on February 11, 2008. Capital World Investors is deemed to be the beneficial owner of 1,197,700 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Item 1
Item 2

Item 1.
Extension and Increase of Authority to Repurchase Shares
     Pursuant to a recent change in Dutch law and subject to certain Dutch statutory provisions and shareholder authorization, we and our subsidiaries are now allowed to repurchase more than 10% and up to 50% of our issued share capital, instead of a maximum of 10% of our issued share capital before the change in law. It is proposed to authorize our Management Board to repurchase up to 25.6% of the issued share capital, as described in more detail below, through one or more purchases at the stock exchange where our shares are listed, and to determine the price of shares at any price in the open market, such price not to be outside the range of between 5 percent above or below the average closing price of the three preceding trading days on the stock exchanges where the Company’s stock is traded, and in no event to exceed $300.00 per share or its equivalent in other currencies. This authorization of our Management Board must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized repurchases for a period of 18 months. At each annual meeting subsequent to 1995, our shareholders have renewed that authorization such that the current period is set to expire on November 28, 2009. In 2008, through December 12, 2008, we repurchased approximately 288,514 of our common shares for an aggregate purchase price of approximately $31.5 million. We believe that it is in the best interest of our Company and shareholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. Further, by increasing the authorization to 25.6% from 10%, the Company will have the ability to continue to repurchase its common shares in order to satisfy the obligation it may have to deliver its common shares to the holders of the Senior Exchangeable Notes when they come due or pursuant to a warrant we sold to Lehman OTC. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.
     At the extraordinary meeting, our shareholders will be asked to authorize the Management Board to repurchase up to 25.6% of our issued share capital from time to time for an 18-month period from the date of the extraordinary meeting until July 29, 2010 as follows:
     a. our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and
     b. our shareholders will be asked to authorize our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares to the holders of the Senior Exchangeable Notes when they become due or pursuant to a warrant we sold to Lehman OTC.
     The affirmative vote of the majority of the votes cast at the extraordinary meeting is required to authorize the Management Board to repurchase up to 25.6% of our issued share capital, as described herein, from time to time for an 18-month period from the date of the extraordinary meeting. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the special meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the authorization of the Management Board to repurchase up to 25.6% of our issued share capital, the final 15.6% exclusively to be used for the satisfaction of any obligation the Company may have to deliver shares to the warrant counter-party or holders of the Senior Exchangeable Notes when they become due, from time to time until July 29, 2010, through one more purchases at the stock exchange where our shares are listed and to determine the price of shares at any price in the open market, such price not to be outside the range of between 5 percent above or below the average closing price of the three preceding trading days on the stock exchanges where the Company’s stock is traded, and in no event to exceed $300.00 per share or its equivalent in other currencies and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 2.
Other Matters
     The Supervisory Board does not know of any other matters that are to be presented for action at the special meeting. However, if any other matters properly come before the special meeting or any adjournment thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
OTHER PROXY MATTERS
Shareholder Proposals
     Any shareholder who desires to submit a proposal for inclusion in the proxy material for presentation at the 2009 annual meeting of shareholders must have forwarded such proposal to our corporate Secretary at the address indicated on the cover page of this proxy statement, so that the Secretary received it no later than December 1, 2008. Any notice of a proposal to be considered at the 2009 annual meeting should also be submitted to our corporate Secretary. Any such notice will be considered untimely if not received by the Secretary on or before February 15, 2009.
Stockholders Sharing the Same Address
     The Company is sending only one copy of its proxy statement to stockholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as

“householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
     If you received householded mailing this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. You may also contact the Company if you received multiple copies of the Special Meeting materials and would prefer to receive a single copy in the future.

By Order of the Board of Supervisory Directors,

Jacobus Schouten Supervisory Director
December       , 2008
Amsterdam, The Netherlands

CORE LABORATORIES N.V.
6316 WINDFERN
HOUSTON, TX 77040
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CORLB1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CORE LABORATORIES N.V.

Vote on Proposal		For	Against	Abstain

1.	Authorization of Management Board to repurchase up to 25.6% of our issued share capital until July 29, 2010.	☐	☐	☐

NOTE:	Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

NOTE:	Please sign exactly as name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For address changes and/or comments, please check this box and ☐ write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

CORLB2

CORE LABORATORIES N.V.

P	This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Special Meeting of Shareholders to be held on January 29, 2009.
R O X Y
The undersigned hereby constitutes and appoints Mark F. Elvig, Jan Willem Sodderland, Jaap Stoop and T. Mark Kelly and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Shareholders of Core Laboratories N.V. to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on January 29, 2009, at 10:30 a.m. local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(To be signed and continued on the reverse side.)